                                                                  Exhibit 32(a)


                               ONCOR ELECTRIC DELIVERY COMPANY
                             Certificate Pursuant to Section 906
                               of Sarbanes - Oxley Act of 2002
                                     CERTIFICATION OF CEO

         The undersigned, M.S. Greene, Vice Chairman and Chief Executive of Oncor Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

   1 The Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 17th day of March, 2004.





                             /s/  M.S. Greene
                          --------------------------------------------
                          Name:   M.S. Greene
                          Title:  Vice Chairman and Chief Executive




A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company and will be retained by Oncor Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.